Exhibit 2.1


                              ASSET SALE AGREEMENT


This Share Purchase Agreement ("AGREEMENT"), between Novalink Finance Ltd.("NOVA") a Alberta Corporation, referred to as "SELLERS", Watchout! Inc., a foreign corporation, referred to as "BUYER" and the Principals of Expanded Systems Inc. referred to as Expanded.

                              W I T N E S S E T H:

A.       WHEREAS, BUYER is a corporation organized under the laws of UTAH.
B. WHEREAS, SELLER is willing to sell, and BUYER desires to purchase all of issued and outstanding shares of capital stock in Expanded Systems Inc. (EXPANDED), as specified on Exhibit A.
C. WHEREAS, The SELLER owns 100% of the shares in EXPANDED, a Canada Corp-oration
D. WHEREAS, BUYER and SELLER will benefit from the transactions contemplated hereby and desire to implement the contemplated trans-action.


         NOW, THEREFORE, it is agreed among the parties as follows:

                                   DEFINITIONS

 "Effective Date"          The effective date of this agreement shall be the
                           15th day of March 2001.

 "Liquidation Period"      The   liquidation   period   is  three  equal ninety-
                           calendar  day periods   beginning  the day  after the
                           Security and Exchange Commission issues a no comment letter on the registration statement. If such letter is not issued within 120 days following the Effective
                           Date then the liquidation period shall commence no later then one year from the date of this agreement.

 "SEC "                    The United States Securities and Exchange Commission

 "Shortfall"               Means the  proceeds from  the sale  of  shares in the
                           escrow account are less than required amount to make one of the three payments.

 "Excess Shares"           Means excess shares  in the escrow account at the end
                           of the liquidation period.

 "The Shares"              The shares  mean  the  400,000 common  shares  of the
                           BUYER to be deposited into the escrow account.

 "Escrow Account"          Means the  escrow account  to be  established  by the
                           BUYER.

 "Escrow Agent"            Means Kenneth F. McCallion  a  lawyer employed at the
                           Law firm of Goodkind Labton Rudoff & Surkoff located at 100 Park Ave, in the City of New York, New York
                           U.S.A.

 "The Stock"               Means all of the issued and outstanding shares of EX-
                           PANDED being acquired pursuant to this agreement.


                                    ARTICLE I

                                The Consideration

         SELLER shall sell and cause to be delivered and BUYER shall purchase the shares of EXPANDED common stock as specified on Exhibit "A"("THE STOCK"). The transactions contemplated by this Agreement shall be completed at a closing ("CLOSING") on a closing date which shall be the business day after THE STOCK has been deposited into an Escrow Account ("ESCROW ACCOUNT") established and controlled by the BUYER (Exhibit B). The purchase price for THE STOCK to be paid by BUYER to SELLER is TWO HUNDRED Thousand ($200,000 USD) Dollars on terms.

  The BUYER shall deposit Four Hundred Thousand (400,000) shares of Watchout! Inc. Common Shares ("THE SHARES") into the ESCROW ACCOUNT, acceptable to the SELLER. The BUYER shall then pay the Two Hundred Thousand ($200,000) dollars purchase price under the following terms:

  The BUYER shall register THE SHARES under a registration statement filed with the SEC. The BUYER shall file such registration statement no later than Apr 15th, 2001. The BUYER shall make all reasonable efforts to ensure the registration statement becomes effective and shall immediately notify the SELLER of any problems with the registration statement. Upon the registration statement becoming effective the BUYER shall notify the Escrow Agent ("ESCROW AGENT") to cause THE SHARES in the ESCROW ACCOUNT to be liquidated in an orderly fashion, in any event no more than 20,000 of THE SHARES per week. The ESCROW AGENT shall liquidate THE SHARES over the liquidation period and pay no more than Fifty Thousand dollars ($50,000) at the end of the first and second periods, and, no more than One Hundred Thousand dollars ($100,000) at the end of the third period. The ESCROW AGENT shall not sell more than one hundred thousand of THE SHARES during the first third of the liquidation period. The ESCROW AGENT shall not sell more than one hundred thousand of THE SHARES during the second third of the liquidation period. The ESCROW AGENT shall not sell more than two hundred thousand of THE SHARES during the final third of the liquidation period. The proceeds of the sale shall be paid to the SELLER seven days after the close of each period.

 In the event of a SHORTFALL from the proceeds in the ESCROW ACCOUNT the corporation is required to pay the amount of the shortfall in cash seven days after the final liquidation period. In the event of EXCESS SHARES in the ESCROW ACCOUNT the ESCROW AGENT shall return these shares to the Treasury of the BUYER

                                   ARTICLE II

                               Delivery of Shares

          The certificates representing THE STOCK of EXPANDED that shall be purchased shall be delivered and conveyed by SELLERS to the ESCROW AGENT on the closing date, to be delivered to BUYER upon completion of the escrow terms.


                                   ARTICLE III

             Representations, Warranties, and Covenants of SELLERS


 The SELLER makes these representations or warranties as officers and directors of NOVA.and Expanded makes the representations and warranties as directors of Expanded Systems Inc.an

         SELLERS and Expanded hereby represent, warrant, and covenant to BUYER as follows:

          3.1 EXPANDED is a corporation duly organized, validly existing and in good standing under the laws of Canada, and has the corporate power and authority to carry on its business as it is now being conducted. The Articles of Incorporation of EXPANDED and amendments, copies of which have been delivered to BUYER, are complete and accurate, and the minute books of EXPANDED, which will be delivered to BUYER contain a complete and accurate record of all material actions taken at, all meetings of the shareholders and Board of Directors of EXPANDED.

         3.2 The aggregate number of shares, which EXPANDED is authorized to issue, is an unlimited number of shares with no value of which500,000 shares are issued and outstanding. Such shares are fully paid and non-assessable. EXPANDED has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock.

            3.3 The SELLER has complete and unrestricted power to enter into and, upon receipt of the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

     3.4 SELLERS own the Stock free and clear of all liens and encumbrances as of the closing date, and are authorized to sell the Shares to BUYER

         3.5 EXPANDED shall not enter into or consummate any transactions other than those required in the normal course of business, prior to the closing date and will pay no dividend, or increase the compensation of officers and will not enter into any other material business agreement or transaction, prior to the closing date without written approval of Buyer.

     3.6 The representations and warranties of SELLERS shall be true and correct as of the date hereof and as of the Closing Date.

            3.7 The SELLER has made available to BUYER all of the corporate books and pertinent records of EXPANDED for review such records and books are subject to complete confidentiality and to be returned promptly if removed from expanded premise if this agreement fails to close.

            3.8 No representation or warranty by SELLERS in this Agreement or any document or certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

                  3.9. All financial statements delivered by SELLERS to BUYER herein sometimes called " Financial Statements" are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of the periods indicated. The financial statements of EXPANDED have been prepared in accordance with Canadian Generally Accepted Accounting Principles and are un-audited. The Financial statements and books and records of EXPANDED are accurate and in good order. They are available for a review by BUYER and their SEC approved auditor. In the event the books and records of EXPANDED and their Financial statements do not meet with the approval of the above Auditor then this agreement becomes null and void. Any employment and other agreements between the BUYER and the principles of EXPANDED shall also become null and void.

          3.10 Since the dates of the EXPANDED Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of EXPANDED. EXPANDED does not have any material liabilities or obligations, secured or unsecured, except as shown in the financial statements.

             3.11 There are no pending legal proceedings or regulatory proceedings involving EXPANDED, there are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of NOVA and EXPANDED, threatened against EXPANDED or affecting any of their assets or properties, and EXPANDED is not in any material breach or violation of or default under any contract or instrument to which EXPANDED is a party.

         3.12 EXPANDED has no other employee benefit plan in effect at this time other than its plan with Great West Life.

                                   ARTICLE IV

               Representations, Warranties, and Covenants of BUYER

No representations or warranties are made by any director, officer, employee, or shareholder of buyer as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

         BUYER hereby represents, warrants, and covenants to SELLERS as follows:

             4.1 BUYER is a corporation duly organized, validly existing, and in good standing under the laws of the UTAH and has the corporate power and authority and to carry on its business as it is now being conducted.

             4.2 BUYER has complete and unrestricted power to enter into this agreement; and, to consummate the transactions contemplated by this Agreement.

              4.3 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by BUYER will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of BUYER, or any SEC regulations.

     4.4 The execution of this Agreement has been duly authorized and approved by the Board of Directors of the BUYER.

     4.5 The representations and warranties of BUYER shall be true and correct as of the date hereof and as of the Closing Date.

     4.6 BUYER represents that there are no legal, corporate or other restrictions preventing the registration of shares contemplated in this AGREEMENT and that there are no impediments to having the shares registered by the SEC.


                                    ARTICLE V

               Obligations of the Parties Pending the Closing Date

         5.1 At all times prior to the Closing Date during regular business hours, Nova will arrange for the BUYER to examine the books and records of EXPANDED and the BUYER will allow Nova to examine its books and records to the extent the same are relevant to the purchase of the Stock and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other party with information that is confidential or proprietary information. During the term of this Agreement, and for two years following the earlier of the Closing or the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly destroy, return, or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made,
 (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         5.2 The SELLER and BUYER shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         5.3 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.



                                   ARTICLE VI

                              Procedure for Closing

         6.1 Prior to the execution of this document the STOCK and SHARES shall be delivered pursuant to the Escrow Agreement attached as Exhibit "B". At the closing date, the purchase and sale shall be affected with all necessary documents being completed and delivered.


                                   ARTICLE VII

                           Conditions Precedent to the
                          Consummation of the Purchase

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

         7.1 The SELLER and BUYER shall each have performed and complied with all of their respective obligations hereunder that are to be complied with or performed on or before the Closing Date and SELLER and BUYER shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

         7.2 This Agreement and the transactions contemplated herein shall have been duly and validly authorized, approved and adopted by SELLER and by BUYER in accordance with the applicable laws.

         7.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which if decided adversely to any party hereto or its directors or officers of EXPANDED would materially and adversely affect the business, assets, or financial position of EXPANDED.

         7.4 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the other party. However, either BUYER or SELLER may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement will give prior written notice to the other party and opportunity to participate in such release or statement.



                                  ARTICLE VIII

                           Termination and Abandonment

         8.1   Anything   contained   in   this   Agreement   to  the   contrary
 notwithstanding, the Agreement may be terminated and abandoned at any time prior to the closing date:

 (a)     By mutual consent of SELLER and BUYER;

(b) By either party, if any condition set forth in Article VII relating to the other party has not been met or has not been waived by the closing date;

 (c) By BUYER and SELLER if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

(d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

          8.2 Any of the terms or conditions of this Agreement may be waived at any time in writing by the party, which is entitled to the benefit thereof.


                                   ARTICLE IX

                                  Miscellaneous

         9.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein, referenced herein, or those provided for herein.

     9.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         9.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use commercially reasonable efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         9.4 This Agreement may be amended only in writing duly executed by all parties hereto.

         9.5  Any  notices,   requests,  or  other  communications  required  or
 permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:


 SELLERS:

 To:     NOVALINK FINANCE Ltd.
 4062 EDGEVALLEY LANDING NW
 CALGARY, AB T3A 5H5



 Copy to:

 BUYERS:

 To:     WATCHOUT! Inc.
 Suite 810, 808 - 4th AVE. SW
 CALGARY, AB T2P 3E8B



 Copy to:

 or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

     IN WITNESS WHEREOF, the parties have set their hands this __8th__ day of March, 2001

 SELLERS:
 /S/ Alan Bezanson
 -------------------------------
Novalink Finance Ltd.

Expanded
/S/ Graham Entwistle
----------------------------------------------
/S/ Glenn Boyd
------------------------------------------------
Directors of Expanded


BUYER:


/S/ Todd Violette
--------------------------------
Watchout! Inc

                                    EXHIBIT A


Buyer  shall  purchase  500,000  shares  of  Expanded  Solution  Inc.,  a Canada
Corporation, Inc. from Novalink Finance Ltd., in consideration for terms outlined in the Asset Sale Agreement.